Exhibit 10.2

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is entered into and therefore amends the Executive Employment Agreement (the “Agreement”) dated December 17, 2019 by and between Flexsteel Industries, Inc. (the “Company”) and Jerald K. Dittmer (“Executive”) (the Company and Executive, collectively, the “Parties” and each, a “Party”) and is effective August 30, 2019.

WHEREAS, the Parties wish to amend the Agreement;

WHEREAS, the Agreement entitled the Executive to a guaranteed Cash Incentive (“Bonus”) for fiscal year 2019 to be calculated by multiplying 115% target by his annual salary of $700,000 and pro-rating by 50% for time served during fiscal 2019 as the Company’s President and Chief Executive officer for an amount equal to $402,500;

WHEREAS, the Executive and Compensation Committee (“Committee”) have agreed that, in lieu of the Bonus, the Executive will receive a combination of a Non-Statutory Stock Option (“NSO”) and a restricted stock award in an amount that approximates, but is not greater than, the amount of the Bonus;

WHEREAS, the Executive agrees to waive any small or immaterial differences of less than the value of one restricted stock share.

NOW, THEREFORE, in consideration of and reliance on these recitals and premises, which are hereby incorporated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Parties agree to amend the Agreement as follows:

1.    In lieu of the amounts Executive is entitled to under section 3(c) of the Agreement for fiscal year 2019, the Committee has granted and the Executive has accepted a NSO to purchase 30,000 shares of common stock with an exercise price of $15.14 per share vesting immediately upon the grant date of August 30, 2019 and expiring on the tenth anniversary of said grant date.  In addition, with a grant date of August 30, 2019, the Committee granted a Restricted Stock Award (“RSA”) in the amount of 22,165 shares of common stock.  The RSA fully vests on September 11, 2019.  The NSO and RSA are granted pursuant to the 2013 Omnibus Stock Plan and are subject to the standard Notification of Awards thereunder.

2.    In full consideration of the receipt of the NSO and the RSA, the Executive hereby waives all rights that he may have to the Bonus.

SIGNATURE PAGE TO AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the Parties executed the First Amendment to the Executive Employment Agreement effective as of the date stated above.

EXECUTIVE

/s/ Jerald K. Dittmer
Jerald K. Dittmer

FLEXSTEEL INDUSTRIES, INC.

By:	/s/ Mary C. Bottie
Mary C. Bottie
Its:	Chair of the Compensation Committee